Exhibit (99)



                                             March 27, 1997



DEAR SHAREHOLDER:

         It is my pleasure to invite you to attend the 1997 Annual Meeting of Shareholders of Monocacy Bancshares, Inc. to be held on Monday, April 28, 1997 at 3:00 p.m., prevailing time. The Annual Meeting will be held in the lobby at the main office of Taneytown Bank & Trust Company, 222 East Baltimore Street, Taneytown, Maryland 21787.

         The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the meeting. The formal business schedule includes: the election of four (4) directors; the approval and adoption of the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan; the approval and adoption of the proposed amendment to the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan to increase the number of authorized shares of Common Stock available for issuance under the plan by 31,592 shares; and the adoption of the selection of the Corporation's independent auditors for 1997. At the meeting, members of the Corporation's management will review the Corporation's operations during the past year and will be available to respond to questions.

         We strongly encourage you to vote your shares whether or not you plan to attend the meeting. It is very important that you sign, date and return in the postage prepaid envelope the accompanying Proxy as soon as possible. The giving of such Proxy may be revoked at any time before it is voted and does not alter your right to attend the meeting and vote in person.

                                                Sincerely,



                                                Frank W. Neubauer
                                                President and
                                                Chief Executive Officer

                     [This Page Intentionally Left Blank.]

                        --------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 28, 1997
                        --------------------------------


TO THE SHAREHOLDERS OF MONOCACY BANCSHARES, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of MONOCACY BANCSHARES, INC. (the "Corporation") will be held at 3:00 p.m., prevailing time, on Monday, April 28, 1997 in the lobby at the main office of Taneytown Bank & Trust Company, 222 East Baltimore Street, Taneytown, Maryland 21787, for the following purposes:

         1. To elect four (4) Directors to serve for a three-year term and until their successors are elected and qualified;

         2. To approve and adopt the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan;

         3. To approve and adopt the proposed amendment to the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan to increase the number of authorized shares of Common Stock available for issuance under the plan by 31,592 shares;

         4. To ratify the selection of Stegman & Company, Certified Public Accountants, as the independent auditors for the Corporation for the year ending December 31, 1997; and

         5.       To  transact  such  other business as may properly come before
                  the  Annual  Meeting  and   any  adjournment  or  postponement
                  thereof.


         In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on March 20, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

         A copy of the Corporation's Annual Report for the fiscal year ended December 31, 1996 is enclosed with this Notice. Copies of the Corporation's Annual Report for the 1995 fiscal year may be obtained at no cost by contacting Brian M. Etzler, Secretary, 222 East Baltimore Street, P.O. Box 491, Taneytown, Maryland 21787, telephone: (410) 756-2655.

         You are urged to mark, sign, date and promptly return your Proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid the Corporation in reducing the expense of additional proxy solicitation. The giving of such Proxy may be revoked at any time before it is voted and therefore does not alter your right to attend the meeting and vote in person.

                                         By Order of the Board of Directors,





                                         Brian M. Etzler
                                         Secretary


March 27 , 1997

                           MONOCACY BANCSHARES, INC.

                   PROXY STATEMENT FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS TO BE HELD ON APRIL 28, 1997

                                    GENERAL

Introduction, Date, Time and Place of Annual Meeting

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MONOCACY BANCSHARES, INC. (the "Corporation"), a Maryland business corporation, of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Monday, April 28, 1997, at 3:00 p.m., prevailing time, in the lobby at the main office of Taneytown Bank & Trust Company, 222 East Baltimore Street, Taneytown, Maryland, 21787, and at any adjournment or postponement of the Annual Meeting.

         The principal executive office of the Corporation is located at Taneytown Bank & Trust Company (the "Bank"), 222 East Baltimore Street, P.O. Box 491, Taneytown, Maryland 21787. The telephone number for the Corporation is
(410) 756-2655. All inquiries should be directed to Brian M. Etzler, Secretary of the Corporation. The Bank is a wholly-owned subsidiary of the Corporation.

Solicitation and Voting of Proxies

         This Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 28, 1997.

         Shares represented by proxies on the accompanying Proxy, if properly signed and returned, will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying to the contrary will be voted FOR the election of the nominees for director named below, FOR the approval and adoption of the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan, FOR the approval and adoption of the proposed amendment to the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, and FOR the ratification of the selection of Stegman & Company as the independent auditors for the Corporation for the year ending December 31, 1997. Execution and return of the enclosed Proxy will not alter a shareholder's right to attend the Annual Meeting and vote in person. The cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting, will be borne by the Corporation. In addition to the use of the mails, certain directors, officers and employees of the Corporation and the Bank may solicit proxies personally by telephone and by telecopier. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by these persons, and, upon request thereof, the Corporation will reimburse them for their reasonable forwarding expenses.



Revocability of Proxy

         A shareholder who returns a Proxy may revoke the Proxy at any time before it is voted. This right of revocation is not limited or subject to compliance with any formal procedure. Revocations should be delivered to Brian
M. Etzler, Secretary of Monocacy Bancshares, Inc., at 222 East Baltimore Street, P.O. Box 491, Taneytown, Maryland 21787. Shareholders may also effect a revocation of a previously executed Proxy by attending the Annual Meeting and voting in person.

Voting Securities, Record Date, and Quorum

         At the close of business on March 20, 1997, the Corporation had issued and outstanding 1,618,803 shares of common stock, par value $5.00 per share, the only authorized, issued and outstanding class of stock (the "Common Stock").

         Only holders of Common Stock of record at the close of business on March 20, 1997, will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote.

         Under Maryland law and the By-laws of the Corporation, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Pursuant to Article I, Section 1.05 of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

         Assuming the presence of a quorum, the four (4) nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for such nominee.

         Assuming the presence of a quorum, the affirmative vote of a majority of all votes cast by shareholders is required for the approval and adoption of the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan, for the approval and adoption of the increase by 31,592 shares the number of stock options eligible to be granted under the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan and for the ratification of the selection of independent auditors. Abstentions and broker non-votes are not votes cast and therefore do not count either for or against such ratification. Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares voted from which the required majority is calculated.

             PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION'S STOCK

Principal Owners

         The following table sets forth, as of March 20, 1997, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of more than five percent (5%) of the Corporation's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the Corporation's outstanding Common Stock so owned.


                                                                Percent of
                                             Number of          Outstanding
                                              Shares           Common Stock
                                           Beneficially        Beneficially
    Name and Address                          Owned(l)              Owned
    ----------------                       ------------        ------------
Eric E. Glass                               105,070(2)             6.49%
16117 Toms Creek Church Road
Emmitsburg, MD 21727

Jacob M. Yingling                            84,667(3)             5.23%
24 Kalten Road
Westminster, MD 21158
--------------

(1) For the definition of "beneficially owned", see footnote 1 below under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees".

(2) Includes 91,945 shares owned individually; 4,432 shares held jointly with, and 2,077 shares held individually by, Mr. Glass' wife; 1,532 shares held by the Taney Corporation of which Mr. Glass is Chairman of the Board; and 5,084 shares held by the Taney Corporation's employees' profit sharing trust over which Mr. Glass has investment discretion.

(3) Includes 83,813 shares owned individually; and 854 shares held by Mr. Yingling's wife.

Beneficial Ownership by Officers, Directors and Nominees

         The following table sets forth as of March 20, 1997, and from information supplied by the respective individual, the amount and percentage of the Common Stock beneficially owned by each director, each nominee, each named executive officer, and all officers, directors and nominees of the Corporation and the Bank as a group.


                                       Amount and Nature
      Name of Individual                 of Beneficial            Percent
     or Identity of Group               Ownership(1)(2)        of Class (3)
     --------------------               ---------------        ------------

David M. Abramson                            1,884(4)                ---
E. Wayne Baumgardner                        62,514(5)               3.86%
George B. Crouse                            27,808(6)               1.72%
Glenn E. Eaves                              13,032(7)                ---
Eric E. Glass                              105,070(8)               6.49%
Donald R. Hull                              58,591(9)               3.62%
Frank W. Neubauer                           12,800(10)               ---
Jacob M. Yingling                           84,667(11)              5.23%
Michael K. Walsch                            5,108(12)               ---

All Officers, Directors and
Nominees as a Group (13 persons)           377,401(13)             23.10% (14)
--------------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 20, 1997. Beneficial ownership may be disclaimed as to certain of the securities.

(2)      Information furnished by the directors and the Corporation.

(3)      Less than one percent (1%) unless otherwise indicated.

(4) Includes 252 shares owned individually; and 1,632 shares held as trustee of the Irma Abramson Pollack Revocable Intervivos Trust.

(5) Includes 4,217 shares owned individually; 54,667 shares held by Mr. Baumgardner jointly with his mother; and 3,630 shares held jointly by Mr. Baumgardner's wife and mother.

(6) Includes 7,113 shares owned individually; 7,841 shares held by Mr. Crouse jointly with his wife; 495 shares held by Mr. Crouse's wife; and 12,359 shares held by Mr. Crouse as a trustee of a trust under the will of his father.

(7) Includes 2,054 shares owned individually; and 10,978 shares held by Mr. Eaves jointly with his wife.

(8) See footnote 2 above under the caption entitled "Principal Owners" as to the shares of Common Stock held beneficially by Mr. Glass.

(9) Includes 8,813 shares owned individually; 38,301 shares held by Mr. Hull jointly with his wife; and 11,477 shares held by the Residuary Trust of the Estate of Robert W. Smith, for which Mr. Hull is trustee.

(10) Includes 2,787 shares owned individually; 7,040 exercisable shares granted as Stock Options; and 2,973 shares granted as Restricted Stock Awards.

(11) See footnote 3 above under the caption entitled "Principal Owners" as to the shares of Common Stock held beneficially by Mr. Yingling.

(12) Includes 777 shares owned individually; 3,520 exercisable shares granted as Stock Options; and 811 shares granted as Restricted Stock Awards.

(13)     Includes  14,850  exercisable  shares  granted  as  Stock   Options  to
         Officers; and 3,784 shares granted as Restricted Stock Awards to Officers.

(14) The percent of class assumes all outstanding Stock Options issued to the directors and officers have been exercised and, therefore, on a proforma basis, 1,633,653 shares of Common Stock would be outstanding.


                             ELECTION OF DIRECTORS

         The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board of Directors. Sections 2.02 and 2.03 of the By-laws provide that the number of directors that shall constitute the whole Board of Directors shall not be less than five nor more than twenty-four and that the Board of Directors shall be classified into three classes, each class to be elected for a term of three years. Within the foregoing limits, the Board of Directors may, from time to time, fix the number of directors and their respective classifications. No person shall serve as a director after he or she has attained the age of seventy (70) years, except those directors who were serving at the formation of the Corporation. Pursuant to Section 2.05 of the By-laws, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority vote of the remaining members of the Board of Directors and each person so appointed shall be a director until the next Annual Meeting of the shareholders, at which time the shareholders shall elect a director for the balance of the term then remaining. Alternatively, vacancies may be filled at a Special Meeting of the shareholders by a majority vote of the shareholders, in which case a director so chosen shall hold office for the balance of the term then remaining.

         The Board of Directors, pursuant to Section 2.02 and 2.03 of the By-laws of the Corporation, has fixed the number of Directors of the Corporation at eight (8) members. Four (4) directors shall stand for election at the 1997 Annual Meeting whose term will expire in 2000. There are two (2) directors in the class whose term expires in 1998 and two (2) directors in the class whose terms expire in 1999. Therefore, as described above, the Articles of Incorporation and the By-laws provide for a classified Board of Directors with staggered, three-year terms of office. Notwithstanding the foregoing, the Board of Directors may, pursuant to its powers conferred upon it by Sections 2.02 and
2.03 of the By-laws of the Corporation, fix the number of the Board of Directors at a greater or lower number in order to best accommodate the interests of the Corporation and its shareholders.

         Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the election of the four (4) nominees named below. If any nominee should become unavailable for any reason, Proxies will be voted in favor of a substitute nominee as the Board of Directors of the Corporation shall determine. The Board of Directors has no reason to believe that the nominees named will be unable to serve, if elected. Any vacancy occurring on the Board of Directors of the Corporation for any reason may be filled by a majority vote of the directors then in office until the expiration of the term of the vacancy.

         There is no cumulative voting for the election of directors. Each share of Common Stock is entitled to cast only one vote for each nominee. For example, if a shareholder owns ten shares of Common Stock, he or she may cast up to ten votes for each of the four (4) directors in the class to be elected.


          INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains certain information with respect to the nominees for director and the current directors:

                                                               Principal Occupation
                                             Age as of         for Past Five Years                 Director
                                             March 20,      and Position Held with the              Since
                 Name                          1997          Corporation and the Bank             Corp/Bank
                 ----                          ----          ------------------------             ---------
NOMINEES FOR DIRECTOR
WHOSE TERM EXPIRES IN 2000 AND
CURRENT DIRECTORS
WHOSE TERM EXPIRES IN 1997
David M. Abramson                               44          Senior VP and General                    1993/1992
                                                            Counsel,
                                                            JP Foodservice, Inc.
Glenn E. Eaves                                  61          Dairy Farmer                             1993/1988
(2)(4)
Jacob M. Yingling                               66          Independent Consultant and               1993/1986
(4)(5)                                                      Investor
Frank W. Neubauer                               54          Commercial Banker; President             1994/1994
(1)(6)                                                      and CEO of the Corporation
                                                            and the Bank


DIRECTORS
WHOSE TERM EXPIRES IN 1998
E. Wayne Baumgardner                            60          Independent Investor                     1993/1984
(2)
George B. Crouse                                57          Vice President, Crouse Ford              1993/1985
(5)                                                         Sales, Inc.

DIRECTORS
WHOSE TERM EXPIRES IN 1999
Eric E. Glass                                   57          Chairman of the Board of the             1993/1977
(1)(3)(6)                                                   Taney Corporation; Chairman
                                                            of the Board  of the
                                                            Corporation and the Bank
Donald R. Hull                                  58          Accountant, E.A., Vice                   1993/1976
(1)(6)                                                      Chairman of the Board and
                                                            Chairman of the Executive
                                                            Committee of the Corporation
                                                            and the Bank

-----------------

(1) The President/CEO, the Chairman of the Board, and the Vice Chairman of the Board are each ex-officio members of all standing committees of the Bank's Board of Directors.

(2) Member of the Bank's Audit/Compliance Committee. The Audit/Compliance Committee has as its primary functions the review and recommendation of an outside auditor for each fiscal year and the oversight of the Bank's audit and compliance functions. This committee is also the source for reports concerning factual conflicts of interest and reviews circumstances regarding conflicts of interest and reports same to the full Board of Directors, if necessary. This committee met four (4) times in 1996. Mr. Baumgardner was Chairman of the Audit/Compliance Committee in 1996.

(3) Member of the Bank's Compensation Committee. This committee reviews salary administration, including salary ranges, salary surveys and benefits, and approves changes in salary ranges as needed. This committee met four (4) times in 1996. Mr. Glass was Chairman of the Compensation Committee in 1996. Other members of the Board of Directors sit on the Compensation Committee on a rotating basis each quarter.

(4)      Member  of  the  Bank's  Funds  Management  Committee.   This committee
         reviews major policies of the Bank with respect to interest rate exposure, liquidity, investments, earnings analysis and forecasts, tax planning, capital, funding and pricing. This committee met three (3) times in 1996. Mr. Yingling was Chairman of the Funds Management Committee in 1996.

(5) Member of the Bank's Trust Committee. This committee oversees the operations of the Trust Department of the Bank. This committee met four (4) times in 1996. Mr. Crouse was Chairman of the Trust Committee in 1996.

(6) Permanent member of the Bank's Executive Committee. This committee oversees the operations of the Bank. This committee met twelve (12) times in 1996. Mr. Glass was Chairman of the Executive Committee in 1996. Other members of the Board of Directors sit on the Executive Committee on a rotating basis each quarter.

         The aforementioned committees are committees of the Bank and not the Corporation.

         During 1996, the Bank's Board of Directors held 12 meetings. During 1996, the Corporation's Board of Directors held 12 meetings. Each of the Directors attended at least 75% of the combined total number of meetings of the Corporation's and Bank's Board of Directors and the committees of which he is a member, except Mr. Abramson who attended 66.67% of such meetings.

         The Board of Directors of the Corporation has at present one standing committee, the Executive Committee, which met twelve (12) times in 1996. The same persons who are members of the Bank's Executive Committee are members of the Corporation's Executive Committee.

         A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Corporation in accordance with Article Eighth
(a)(8) of the Corporation's Articles of Incorporation. Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the Corporation in writing not less than 30 days nor more than 60 days prior to such meeting; provided, however, that if less than 31 days' notice of the meeting is given to shareholders, such notice must be given to the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the meeting was mailed to shareholders. Each such notice must conform with the requirements set forth in Article Eighth (a)(8) of the Corporation's Articles of Incorporation.


                            SECTION 16(a) BENEFICIAL
                              OWNERSHIP COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form's 5 were required for those persons, the Corporation believes that during the period January 1, 1996, through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

         Shown below is information concerning the annual compensation for services in all capacities to the Corporation for the fiscal year ended December 31, 1996, 1995 and 1994 of those persons who were, at December 31, 1996, (i) the Chief Executive Officer, and (ii) the four other most highly compensated executive officers of the Corporation to the extent such persons' total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation                              Long-Term Compensation
                                    --------------------------------      -------------------------------------------------
                                                                                   Awards             Payouts
                                                                          ----------------------      -------
          (a)            (b)         (c)          (d)          (e)            (f)          (g)          (h)          (i)
                                                              Other
                                                              Annual      Restricted                              All Other
                                                             Compen-         Stock       Options       LTIP        Compen-
     Name and                       Salary        Bonus       sation       Award(s)       /SARs       Payouts       sation
 Principal Position      Year        ($)           ($)         ($)          ($)(1)         (#)          ($)          ($)
 ------------------      ----       ------        -----      --------      ---------     -------      -------     ---------
Frank W. Neubauer        1996      140,000        30,000        0           16,100        2,200          0        14,827 (2)
President and CEO        1995      126,500        27,638        0           14,556        2,200          0        19,046 (2)
                         1994      115,000        23,449        0           13,225        4,480          0        17,100 (2)

Michael K. Walsch        1996      102,500        25,000        0            5,980        1,100          0        16,939 (3)
Executive VP, CFO,       1995       93,000        19,411        0            5,354        1,100          0        18,059 (3)
and COO                  1994       88,000        12,638        0            5,060        2,420          0        17,447 (3)

----------------
(1) The aggregate restricted stock holdings by Mr. Neubauer are 2,973 shares of Common Stock valued using the price of the Corporation's
         Common Stock on December 31, 1996 at $20.91 per share, or $62,165 in the aggregate. The aggregate restricted stock holdings of Mr. Walsch are 811 shares of Common Stock valued using the price of the Corporation's Common Stock on December 31, 1996 at $20.91 per share, or $16,958 in the aggregate. Dividends are reinvested on the restricted stock holdings of Mr. Neubauer and Mr. Walsch pursuant to the Corporation's Dividend Reinvestment Plan ("DRIP").

(2)      Includes  deferred  cash  contribution  pursuant   to   a  Supplemental
         Retirement Plan, Bank contributions to 401(k) plan, and group term life insurance premiums paid by Bank.

(3) Includes deferred cash contribution pursuant to a Supplemental Retirement Plan, split dollar life insurance premiums paid by Bank, Bank contributions to 401(k) plan, and group term life insurance premiums paid by Bank.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                               Individual Grants

          (a)                    (b)                 (c)              (d)            (e)             (f)      (g)
                                                                                                     5%($)   10%($)

                                                                                                  Potential Realizable
                              Number of          % of Total                                         Value at Assumed
                             Securities         Options/SAR's      Exercise                         Annual Rates of
                             Underlying          Granted to         or Base                           Stock Price
                            Options/SAR's       Employees in         Price        Expiration        Appreciation for
          Name               Granted (#)         Fiscal Year       ($/Share)         Date             Option Term
          ----               -----------         -----------       ---------         ----             -----------
Frank W. Neubauer                                                                January 10,
President and CEO               2,200              25.64%            20.00           2007         $30,932     $75,328

Michael K. Walsch
Executive VP, CFO                                                                January 10,
and COO                         1,100              12.82%            20.00           2007         $15,466     $37,664


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

            (a)                         (b)                      (c)                    (d)                  (e)
                                                                                     Number of
                                                                                     Securities           Value of
                                                                                     Underlying        Unexercised In-
                                                                                    Unexercised           the-Money
                                                                                   Options/SAR's        Options/SAR's
                                                                                    at FY-End(#)        at FY-End(#)

                                Shares Acquired on                                  Exercisable/        Exercisable/
            Name                    Exercise(#)           Value Realized($)        Unexercisable        Unexercisable
            ----                ------------------        -----------------        -------------        -------------
Frank W. Neubauer                        0                        0                 7,040/2,200        $12,892/$2,002
President and CEO

Michael K. Walsch                        0                        0                 3,520/1,100         $6,446/$1,001
Executive VP, CFO and
COO

401(k) Plan

         Neither the Corporation nor the Bank has a retirement or pension plan. The Bank has a contributory thrift plan qualifying under Section 401(k) of the Internal Revenue Code (the "Plan"). Employees with six months of service are eligible for participation in the Plan. Participants are allowed to defer up to 15% of their annual compensation by contributing amounts to the Plan. The Bank contributes to the Plan for each participant $1.00 for each $2.00 of the participants' contributions which do not exceed 6% of annual compensation. Each year, the Board of Directors, at its discretion authorizes additional contributions to the Plan. Plan participants are fully vested after five (5) full years of service or upon death, disability or retirement. Contributions by participants, matching contributions and annual discretionary contributions by the Bank are invested in pre-selected investment funds at the direction of the participants. Annual discretionary contributions by the Bank are invested at the direction of the participants of the Plan or distributed in cash.

         Mr. Neubauer has five (5) credited years of service and is one hundred percent (100%) vested in the Plan. Mr. Walsch has four (4) credited years of service and is eighty percent (80%) vested in the Plan. The total amount of Bank contributions to all employees, including $42,000 in discretionary profit sharing distributions, under the plan in 1996 was $102,968.35.

Supplemental Retirement Plan

         The Bank has entered into supplemental  retirement  agreements with Mr.
Neubauer (beginning in 1993) and Mr. Walsch (beginning in 1994) which are performance-based. The Bank maintains deferred cash accounts for Mr. Neubauer and Mr. Walsch to which is allocated each year an amount equal to .455% and
 .2275%, respectively, of the pre-tax net income of the Bank for each year; provided that, the financial and other performance goals of the Bank, as set and determined by the Board of Directors, have been achieved during the year. Such goals were achieved in 1996. In addition to the Deferred Cash Account, the Bank annually transfers to Mr. Neubauer and Mr. Walsch shares of the Common Stock of the Corporation valued at 11.5% of Mr. Neubauer's base salary and 5.75% of Mr. Walsch's base salary, respectively; provided that the financial and other performance goals of the Bank, as set and determined by the Board of Directors, have been achieved during the year. Such goals were achieved in 1996. All such shares awarded under this Supplemental Retirement Plan shall be restricted and may not be transferred during the period prior to being fully vested and are subject to forfeiture if employment is terminated prior to vesting. Mr. Neubauer's deferred cash account and shares awarded shall vest beginning in 2001 at a rate of 20% per year. Mr. Walsch's deferred cash account and shares awarded shall vest beginning in 2002 at a rate of 10% per year.

         In the event of death, disability, termination of employment without good cause, or a change in control of the Corporation, all awards will fully vest. The Deferred Cash Accounts will be invested in such investment vehicles as proposed in writing by Mr. Neubauer and Mr. Walsch, respectively, and approved by the Bank's Board of Directors. The restricted shares will earn dividends pursuant to the Corporation's Dividend Reinvestment Plan. No payments will be made from the Deferred Cash Accounts until retirement (assuming there is no premature death or disability) at which time the full balance shall be paid, unless the Bank and the named executive agree otherwise.

Compensation of Directors

         During 1996, the Chairman and Vice Chairman of the Bank's Board of Directors received an annual retainer of $15,000. The non-employee Bank directors received an annual retainer of $10,800. The Chairman of the Board of Directors of the Bank's wholly-owned subsidiary, TBT Investments, Inc., received an annual retainer of $12,000. In the aggregate, the Bank's Board of Directors received $101,680 for service in 1996. This amount includes all directors fees paid to all individuals who served as directors of the Bank in 1996. Directors received no remuneration for attendance at meetings of the Board of Directors of the Corporation.

Employment Contract

     On June 16, 1993, the Bank and Mr. Frank W. Neubauer, then Executive Vice President of the Corporation and the Bank (currently President and Chief Executive Officer of the Corporation and the Bank), entered into an employment agreement. The employment agreement had a term of two (2) years, which term renews automatically for an additional one (1) year at the end of each calendar year unless either Mr. Neubauer or the Bank provides 180 days prior written notification of termination of the employment agreement. Such renewal is currently in effect. The agreement specifies Mr. Neubauer's position and duties, compensation and benefits and termination. The employment agreement contains a non-compete provision and a confidentiality provision. Also, the employment agreement provided for the relocation of Mr. Neubauer to Westminster, Carroll County and a relocation bonus equal to the amount of loss, ($88,235), Mr.
Neubauer sustained in 1993 on the sale of his former principal residence. The relocation bonus was paid to Mr. Neubauer in 1993 and vests over a five year period beginning in 1994. In 1996, the Bank accrued an additional $17,647 (20%) of the relocation bonus of $88,235 for compensation on the loss sustained on the sale of a residence by Mr. Neubauer under his employment agreement. The remainder will be accrued in equal installments in 1997 and 1998. Mr. Neubauer also received $5,000 to defray moving expenses in 1993.

         Under the terms of his employment agreement, Mr. Neubauer currently serves as the President and Chief Executive Officer of the Bank. ln 1996, Mr. Neubauer's annual direct salary was set by the Board of Directors at $140,000. In the event of Mr. Neubauer's disability, the employment agreement provides that Mr. Neubauer shall continue to receive his salary for a period of 90 days. In addition, the Board of Directors of the Bank may provide for payment of a periodic bonus if such bonus is deemed appropriate by the Board of Directors. Mr. Neubauer is also entitled to receive the customary employee benefits made available by the Bank to its employees, as well as twenty (20) days of paid vacation.

                              CERTAIN TRANSACTIONS

         Except as set forth below, there have been no material transactions between the Corporation and the Bank, nor any material transactions proposed, with any director or executive officer of the Corporation and the Bank, or any associate of the foregoing persons. The Corporation and the Bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and officers of the Corporation and the Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Corporation and the Bank.

         Total loans outstanding from the Corporation and the Bank at December 31, 1996, to the Corporation's and the Bank's officers and directors as a group and to members of their immediate families and companies in which they had an ownership interest of 10% or more was $2,321,478.11, or approximately 10.6% of the total equity capital of the Bank. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 1997, to the above described group was $2,174,616.00.

         Certain loans from the Bank to directors were outstanding in 1996 in an amount considered by management of the Corporation and the Bank to be material. Glenn E. Eaves, Director, had two (2) loans outstanding on December 31, 1996 in the amount of $816,265.69 and $411,606.21, respectively. Each loan is secured by real estate. All of the loans to Mr. Eaves are current as to payments of principal and interest, and were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons as discussed above.

Principal Officers of the Corporation

         The following table sets forth selected information about the principal officers of the Corporation, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                                                     Number of
                                                                   Bank                Shares             Age as of
                                                Held             Employee           Beneficially          March 20,
                  Name                          Since             Since                Owned                1997
                  ----                          -----             -----                -----                ----
Eric E. Glass                                   1997               (1)               105,070(2)              57
Chairman of the Board

Donald R. Hull                                  1997               (1)                58,591(3)              58
Vice Chairman of the Board

Frank W. Neubauer                               1994               1992               12,800(4)              54
President and Chief Executive
Officer

Michael K. Walsch                               1995               1993                5,108(5)              41
Executive Vice President,
Treasurer, Chief Financial
Officer, and Chief Operating
Officer

Edward D. Leister                               1993               1977                5,398(6)              56
Senior Vice President

Brian M. Etzler                                 1994               1974                1,118(7)              42
Secretary

(1)      Messrs. Glass and Hull are not employees of the Bank.

(2) See footnote 2 above under the caption entitled "Principal Owners" as to the shares of Common Stock held beneficially by Mr. Glass.

(3) See footnote 9 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Hull.

(4) See footnote 10 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Neubauer.

(5) See footnote 12 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Walsch.

(6) Includes 1 share owned individually; 2,970 exercisable shares granted as Stock Options; and 2,427 shares held jointly with Mr. Leister's wife.

(7) Includes 220 exercisable shares granted as Stock Options and 898 shares held jointly with Mr. Etzler's wife.

Principal Officers of the Bank

         The following table sets forth selected information about the principal officers of the Bank, each of whom is elected by the Board of Directors and each of whom holds office at the discretion of the Board of Directors:

                                                                                            Number of
                                                                            Bank             Shares           Age as of
                                  Office and Position         Held        Employee        Beneficially        March 20,
Name                                 with the Bank           Since          Since             Owned             1997
----                                 -------------           -----          -----             -----             ----
Eric E. Glass                 Chairman of the                 1997           (1)           105,070(2)            57
                              Board

Donald R. Hull                Vice Chairman of                1997           (1)            58,591(3)            58
                              the Board

Frank W. Neubauer             President and Chief             1994          1992            12,800(4)            54
                              Executive Officer

Michael K. Walsch             Executive Vice                  1995          1993             5,108(5)            41
                              President, Treasurer,
                              Chief Financial
                              Officer, and Chief
                              Operating Officer

Edward D. Leister             Senior Vice                     1982          1977             5,398(6)            56
                              President

Francis X. Bossle, Jr.        Senior Vice                     1996          1996             1,111(8)            51
                              President of the
                              Bank(7)

Craig H. McConnell            Senior Vice                     1996          1996                 0               48
                              President

Brian M. Etzler               Vice President and              1994          1974             1,118(9)            42
                              Secretary

(1)      Messrs. Glass and Hull are not employees of the Bank.

(2) See footnote 2 above under the caption entitled "Principal Owners" as to the shares of Common Stock held beneficially by Mr. Glass.

(3) See footnote 9 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Hull.

(4) See footnote 10 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Neubauer.

(5) See footnote 12 above under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees" as to the shares of Common Stock held beneficially by Mr. Walsch.

(6) See footnote 6 above under the caption entitled "Principal Officers of the Corporation" as to the shares of Common Stock held beneficially by Mr. Leister.

(7) Mr. Bossle is Chief Executive Officer of Classic Mortgage Company, a Division of the Bank.

(8) Includes 11 shares owned individually and 1,100 exercisable shares granted as Stock Options.

(9) See footnote 7 above under the caption entitled "Principal Officers of the Corporation" as to the shares of Common Stock held beneficially by Mr. Etzler.


                         PROPOSAL TO APPROVE AND ADOPT
                       THE MONOCACY BANCSHARES, INC. 1997
                    INDEPENDENT DIRECTORS' STOCK OPTION PLAN

         The Board of Directors on February 24, 1997 adopted the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan ("Plan") and reserved 60,000 shares of Common Stock for issuance under the Plan. The purpose of the Plan is to advance the interests of the Corporation by providing incentives to attract, retain, and motivate non-employee members of the Board of Directors of the Corporation through participation in the appreciation of the capital stock of the Corporation.

         The Plan will become effective upon approval by the shareholders and will continue in effect until all awards under the Plan either have lapsed, been exercised, satisfied or canceled according to the terms under the Plan. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 60,000 shares of the Common Stock, par value $5.00 per share, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

         Persons eligible to receive awards under the Plan shall be those directors who are not employees of either the Corporation or its subsidiaries ("Outside Directors"). Each Outside Director who has been elected or re-elected or who is continuing as a member of the Board of Directors subsequent to the 1997 Annual Meeting shall automatically receive a stock option for 5,000 shares of Common Stock ("Stock Option") immediately following the 1997 Annual Meeting. The purchase price of Common Stock subject to a Stock Option shall be the fair market value (as defined in the Plan) at the time of grant. Options granted under the Plan may only be exercised after the Stock Options have vested. Options shall vest over a three year period as specified in the Stock Option Agreement. No Stock Option, however, shall be exercised after ten years from the date of grant thereof.

         In the event that a participant ceases to be a director of the Corporation for any cause other than retirement, death or disability, the remaining portion of a participant's unexercised Stock Options shall terminate one year after the date of termination as a director subject to the ten year limitation on exercisability. In the event that a participant retires, dies or becomes disabled prior to the expiration of the participant's Stock Options, and without having fully exercised such Stock Options, and to the extent that the Stock Options are exercisable at the time of such retirement, death or disability, the participant or his legal representative shall have the right to exercise the Stock Options during their respective terms within three years after such termination of Board membership.

         Every award made to a director under the Plan shall be non-transferrable other than by will or the laws of descent and distribution as otherwise previously described herein. During the director's lifetime, Stock Options granted to him shall only be exercisable by such director or in the event of his disability or death by his legal representative.

Federal Income Tax Consequences of the Plan

         It is not intended that options issued pursuant to the Plan will qualify as incentive stock options issued pursuant to a qualified plan within the meaning of Sections 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the provisions of the Code as in effect on the date hereof, a director who receives a Non-Qualified Option will not recognize taxable income on the grant of the option, however, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of income recognized by the director.

                              NEW PLAN BENEFITS(1)


       Name and Position                      Dollar Value ($)  Number of Units
       -----------------                      ----------------  ---------------
Frank W. Neubauer                                     $0               -0-
President and CEO

Michael K. Walsch                                     $0               -0-
Executive Vice President, CFO and COO

Executive Group                                       $0               -0-

Non-Executive Director Group                        $52,500           35,000

Non-Executive Officer Employee Group                  $0               -0-
-----------------

(1) If this Plan had been in effect during calendar year 1996, the dollar value of 35,000 Stock Options would be $52,500, or $1.50 per share, based upon the increase in the price of the Corporation's Common Stock from $21.50 to $23.00 per share during calander year 1996.

         The foregoing discussion of the Plan consists of only a summary and is qualified in its entirety by reference to the full text of the Plan attached as Exhibit "A" to this Proxy Statement. Exhibit "A" is deemed to be an integral part of this Proxy Statement and incorporated in its entirety by reference.

         The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

                  "RESOLVED, that the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan, the text of which is set forth in full and its entirety in the Proxy Statement for the 1997 Annual Meeting of Shareholders as Exhibit"A", is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation."


         The approval and adoption of the Plan requires the affirmative vote of at least a majority of all votes cast by shareholders. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

         The Board of Directors recommends a vote FOR the resolution approving and adopting the Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan.


                 PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO
                         THE MONOCACY BANCSHARES, INC.
                           1994 STOCK INCENTIVE PLAN

         At the 1994 Annual Meeting of Shareholders, the shareholders approved and adopted the Corporation's 1994 Stock Incentive Plan (the "Stock Incentive Plan") and reserved 65,000 shares of Common Stock for issuance under the Stock Incentive Plan. Because of stock dividends, the number of shares available for issuance under the Stock Incentive Plan has increased to 78,408 shares by means of the adjustment clause to the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation and its subsidiaries by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation and its subsidiaries. The Stock Incentive Plan is designed to attract and retain individuals of outstanding ability as employees of the Corporation and its subsidiaries, to encourage employees to acquire a proprietary interest in the Corporation, to continue their employment with the Corporation and its subsidiaries and to render superior performance during such employment. Currently, 59,480 shares have been allocated under the Stock Incentive Plan to the Bank's employees.

         The Board of Directors on February 24, 1997 approved an amendment to the Stock Incentive Plan to increase the number of shares available for issuance under the Stock Incentive Plan by 31,592 shares. The shares of stock that may be issued under the Stock Incentive Plan, if amended, shall not exceed in the aggregate 110,000 shares of the Common Stock, par value $5.00 per share, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

         The Stock Incentive Plan will be administered by a committee consisting of two or more non-employee directors (the "Committee") and, except as otherwise permitted by certain securities laws, who have not, during the year prior to commencing service on the Committee been, nor will, while a member of the Committee, be granted any awards under the Stock Incentive Plan, or any other Stock Incentive Plan of the Corporation that provides for discretionary grants or awards. Persons eligible to receive awards under the Stock Incentive Plan are those key officers and other management employees of the Corporation and its subsidiaries as determined by the Committee.

Awards

         Awards made under the Stock Incentive Plan may be in the form of: (i) options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Code (referred to herein as "Qualified Options");
(ii) options which do not so qualify (referred to herein as "Non- Qualified Options"); (iii) stock appreciation rights ("SARs"); and (iv) restricted stock (referred to herein as "Restricted Stock"). Every award made to a person under the Stock Incentive Plan is exercisable during his or her lifetime only by the recipient and is not saleable, transferable or assignable by the recipient except by will or pursuant to applicable laws of descent and distribution. Generally, awards may be exercised in whole or in part. Funds received by the Corporation from the exercise of any award shall be used for its general corporate purposes. The Committee may permit an acceleration of previously established exercise terms of any award as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate, including, but not limited to, upon a change of control of the Corporation (as defined in the Stock Incentive Plan).

Qualified Options

         Qualified Options may not be awarded under the Stock Incentive Plan more than ten (10) years after the earlier of the date the Stock Incentive Plan is adopted by the Board of Directors or the date on which the Stock Incentive Plan is approved by the shareholders are only exercisable upon the expiration of six months after the date of the award and may not continue beyond the expiration of ten (10) years beyond the date of the award. The purchase price of the stock subject to any Qualified Option, as determined by the Committee, may not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time the option is awarded or less than its par value. If the recipient of a Qualified Option ceases to be employed by the Corporation, or subsidiary thereof, the Committee may permit the recipient to exercise such option during its remaining term for a period of not more than three (3) months. This period may be extended to a 12 month period if such employment cessation was due to the recipient's disability, as defined in the Stock Incentive Plan. If the recipient ceases to be employed by the Corporation, or subsidiary thereof, due to his or her death, the committee may permit the recipient's qualified personal representatives, or any persons who acquire the options pursuant to his or her will or the laws of descent and distribution, to exercise such option during its remaining term for a period not to exceed 12 months after the recipient's death to the extent that the option was then and remains exercisable.

Non-Qualified Options

         Similar  to   Qualified   Options,   Non-Qualified   Options  are  only
exercisable upon the expiration of six (6) months after the date of the award and shall not continue beyond the expiration of ten (10) years beyond the date of the award. If a recipient of a Non-Qualified Option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the Committee may permit the recipient to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee. The purchase price of a share of stock pursuant to a Non-Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time such option is awarded.

Stock Appreciation Rights

         SARs may be granted either alone, or in connection with another previously or contemporaneously granted award (other than another SAR). Each SAR entitles its recipient to receive, upon exercise, all or a portion of the excess of: the fair market value at the time of such exercise of a specified number of shares of stock as determined by the Committee; and (ii) a specified price as determined by the Committee of such number of shares of stock that, on a per share basis, is not less than the stock's fair market value at the time the SAR is awarded. Upon exercise of any SAR, the recipient is either paid in cash, in stock or a combination thereof, as determined by the Committee. SARs are only exercisable upon the expiration of six (6) months after the date of the award and shall not continue beyond the expiration of ten (10) years beyond the date of the award; however, no SAR connected with another award shall be exercisable beyond the last date that such other connected award may be exercised. If a recipient of a SAR ceases to be eligible under the Stock Incentive Plan before it lapses or before it is fully exercised, the Committee may permit the recipient to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee.

Restricted Stock

         Restricted Stock is stock that may be acquired by and issued to a recipient at such time, for such or for no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions, or terms as are determined by the Committee, including but not limited to, prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to time periods, determined by the Committee. A recipient of restricted stock has the rights of a shareholder, including, without limitation, the right to vote the shares and receive dividends on the shares. During the period of any restrictions, conditions, or terms applicable to the Restricted Stock, however, the shares, the right to vote the shares and to receive dividends on the shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Stock Incentive Plan or by the award. Each certificate for shares of Restricted Stock will bear a restrictive legend until all conditions or restrictions lapse or are satisfied. If a recipient's employment with the Corporation or its subsidiaries ceases, for any reason, prior to lapse or satisfaction of the restrictions, conditions or terms applicable to the restricted stock, all stock subject to unexpired restrictions is forfeited absolutely by the recipient to the Corporation.

Federal Tax Consequences

         An employee who receives Qualified Options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a Qualified Option is held until the later of: (i) two (2) years from the date of the grant; and (ii) one (1) year from the date of exercise, any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If stock acquired on exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

         An employee who receives a Non-Qualified Option will not recognize taxable income on the grant of the option, however, upon exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the purchase price paid for the stock. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal the amount of income recognized by the employee.

         A SAR is not taxed at the time it is granted, even if it is immediately exercisable. A SAR is taxed at exercise. If cash is received at exercise, the payment is considered compensation income to the recipient, and the Corporation may take a deduction for this expense. In addition, the Corporation receives a deduction equal to the amount included in income by the recipient.

         The recipient of restricted stock is deemed to have received gross income in an amount equal to the excess of the fair market value of the stock over the amount paid for the stock, if any, by the recipient at the time that all restrictions applicable to the stock lapse or are satisfied. If the restricted stock is forfeited prior to the lapse or satisfaction of restrictions, there are tax consequences to the recipient. The Corporation will be entitled to a deduction equal to the amount included in the income of the recipient in the Corporation's taxable year in which or with which ends the taxable year of the recipient in which the income was included.

                             New Plan Benefits (1)

        Name and Position                   Dollar Value ($)   Number of Units
        -----------------                   ----------------   ---------------
Frank W. Neubauer                                $3,300             2,200
President and CEO

Michael K. Walsch                                $1,650             1,100
Executive Vice President and CFO

Executive Group                                  $7,755             5,170

Non-Executive Director Group                       $0                 0

Non-Executive Officer                            $3,630             2,420
Employee Group
-----------------

(1) This plan was in effect during calendar year 1996, when the dollar value of each Stock Option was $1.50 per share, based upon the increase in the price of the Corporation's Common Stock from $21.50 to $23.00 per share during 1996. The number of units reflects the number of Stock Options granted under the plan during 1996.

         The foregoing discussion of the Stock Incentive Plan consists of only a summary and is qualified in its entirety by reference to the full text of the Stock Incentive Plan as amended is attached as Exhibit "B" to this Proxy Statement. Exhibit "B" is deemed to be an integral part of this Proxy Statement and incorporated in its entirety by reference.

         The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

                  "RESOLVED, that the amendment to the Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, and the Plan as amended, the text of which is set forth in full and in its entirety in the Proxy Statement for the 1997 Annual Meeting of Shareholders as Exhibit "B," is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation."

         The approval and adoption of the amendment to the Stock Incentive Plan requires the affirmative vote of at least a majority of all votes cast by shareholders. Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

         The Board of Directors recommends a vote FOR the resolution approving and adopting the amendment to the Monocacy Bancshares, Inc. 1994 Incentive Stock Option Plan.


                      RATIFICATION OF INDEPENDENT AUDITORS

         Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of Stegman & Company as the Corporation's independent auditors for its 1997 fiscal year. The Corporation has been advised by Stegman & Company that none of its members has any financial interest in the Corporation. Ratification of Stegman & Company will require the affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Stegman & Company served as the Corporation's independent auditors for the 1996 fiscal year, assisted the Corporation and the Bank with the preparation of their federal and state tax returns, provided assistance in connection with regulatory matters, and provided data processing consulting services, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Corporation's and the Bank's Board of Directors after due consideration of the effect of the performance thereof on the independence of the auditors and after the conclusion by the Corporation's and the Bank's Board of Directors that there was no effect on the independence of the auditors.

         In the event that the shareholders do not ratify the selection of Stegman & Company as the Corporation's independent auditors for the 1997 fiscal year, another accounting firm may be chosen to provide independent audit services for the 1997 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of Stegman & Company as the independent auditors for the Corporation for the year ending December 31, 1997.

                                 ANNUAL REPORT

         A copy of the Corporation's Annual Report for its fiscal year ended December 31, 1996 is enclosed with this Proxy Statement. A representative of Stegman & Company, the accounting firm which examined the financial statements in the Annual Report, will attend the meeting. The representative will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions concerning the Annual Report presented by shareholders at the Annual Meeting.


                             SHAREHOLDER PROPOSALS

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation's Proxy Statement for its 1998 Annual Meeting of Shareholders must deliver such proposal in writing to the President of Monocacy Bancshares, Inc. at its principal executive offices, 222 East Baltimore Street, Taneytown, Maryland 21787, not later than December 1, 1997.


                                 OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the accompanying Notice of Annual Meeting of Shareholders, but if any matters are properly presented, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


                             ADDITIONAL INFORMATION

         UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996 INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM MICHAEL
K. WALSCH, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, MONOCACY BANCSHARES, INC., 222 EAST BALTIMORE STREET, P.O. BOX 491, TANEYTOWN, MARYLAND 21787.

                           MONOCACY BANCSHARES, INC.

                                     PROXY

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28 1997 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints Michael K. Walsch and Brian M. Etzler and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Monocacy Bancshares, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the main office of Taneytown Bank & Trust Company, 222 East Baltimore Street, Taneytown, Maryland 21787, on Monday, April 28 1997 at 3:00 p.m., prevailing time, and at any adjournment or postponement thereof as follows:

1.       ELECTION OF FOUR DIRECTORS WHOSE TERM EXPIRES IN 2000.

         David M. Abramson, Glenn E. Eaves, Jacob M. Yingling, Frank W. Neubauer

         [   ]     FOR all nominees                [   ]    WITHHOLD AUTHORITY
                   listed above (except                     to vote for all
                   as marked to the                         nominees listed
                   contrary below)                          above

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE AND ADOPT THE MONOCACY BANCSHARES, INC. 1997 INDEPENDENT DIRECTORS' STOCK OPTION PLAN.

         [   ]    FOR                [  ]  AGAINST                [  ]  ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.
--------------------------------------------------------------------------------

3. PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO THE MONOCACY BANCSHARES, INC. 1994 INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
         AVAILABLE FOR ISSUANCE UNDER THE PLAN BY 31,592 SHARES.

         [   ]    FOR                [  ]  AGAINST                [  ]  ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.
--------------------------------------------------------------------------------

4. PROPOSAL TO RATIFY THE SELECTION OF STEGMAN & COMPANY, CERTIFIED PUBLIC ACCOUNTANTS, AS THE INDEPENDENT AUDITORS FOR THE CORPORATION FOR THE YEAR ENDING DECEMBER 31, 1997.

         [   ]    FOR                [  ]   AGAINST               [  ]  ABSTAIN

         The Board of Directors recommends a vote FOR this proposal.

--------------------------------------------------------------------------------

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

--------------------------------------------------------------------------------

         THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSALS 2, 3 and 4.

                                  Dated:                               , 1997
                                         ______________________________


                                  ___________________________________________
                                  Signature(s) of Shareholders


                                  ___________________________________________
                                  Signature(s) of Shareholders


Number of Shares Held
of Record on March 20,
1997
    _________________



THE PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE TRANSFER AGENT IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.

                                                                     EXHIBIT "A"


                           MONOCACY BANCSHARES, INC.
                 1997 INDEPENDENT DIRECTORS' STOCK OPTION PLAN


1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to advance the development, growth and financial condition of Monocacy Bancshares, Inc. and its subsidiaries (the "Corporation"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate members of the Corporation's Board of Directors (the "Board") who are not officers and employees of the Corporation or any subsidiary thereof ("non-employee directors"). This Plan shall be interpreted and implemented in a manner so that non-employee directors will not fail, by reason of this Plan or their participation in it, to be "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act") as to any employee benefit plan of the Corporation or its affiliates.

2. Term. The Plan shall become effective as of the date the Corporation's stockholders duly approve the Plan (the "Effective Date"). If the Plan is so approved, it shall continue in effect until any stock options granted under the Plan either have lapsed or been exercised, satisfied or canceled according to their terms under the Plan.

3. Stock. The shares of stock that may be issued under the Plan shall not exceed, in the aggregate, sixty thousand (60,000) shares of the Corporation's common stock, par value $5.00 per share (the "Stock"). The aggregate amount of Stock under the Plan may be adjusted pursuant to paragraph 10. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to grant the stock options under this Plan, and issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the proper grant of the stock options under this Plan and/or the issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to grant the stock options under this Plan and/or issue or sell the Stock as to which such authority has not been obtained.

4. Stock Options. Stock options shall be granted under the Plan to all current non-employee directors of the Corporation, and any non-employee director, other than current or prior members of the Board, who become a member of the Board at any time within a five (5) year period after the Effective Date (such directors shall be referred to under this Plan as a "Director"). Every stock option granted to a Director shall be exercisable during his or her lifetime only by the Director, and shall not be salable, transferable or assignable by the Director except by his or her Will or pursuant to applicable laws of descent and distribution. Commencing on the Effective Date, or in the case of a Director who becomes a member of the Board at any time within a five
         (5) year period after the Effective Date, commencing on the date he or she is elected or appointed to the Board, a Director shall be granted a stock option to purchase five thousand (5,000) shares of Stock (the "Stock Option") under the following terms and conditions:

         (a) The time period during which any Stock Option is exercisable shall be ten (10) years after the date the Stock Option is granted to the Director. However, no option may be exercised after the expiration of its term or after the date set forth in subsections (b), (c) or (d) below, if earlier. Options are exercisable only to the extent they are vested.

         (b) If the Optionee ceases to be a Director after attaining mandatory retirement age (as defined in the Corporation's By-Laws) or on account of death or disability, all outstanding options granted to such Optionee shall vest and the Optionee (or the Optionee's legatees or distributees or the personal representative of the Director's estate, in the event of the Optionee's death) may exercise the Optionee's outstanding options at any time until the first of the following to occur
                  (1) that date that is two years after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding options expire according to their terms.

         (c) If an Optionee ceases to be a Director for any reason other than described in subsection (b) above, the Director may exercise his or her outstanding options to the extent vested at any time (subject to the limitations of subsection (f) below) until the first of the following to occur (1) the date that is three months after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding options expire according to their terms.

         (d) If an Optionee dies after the Optionee ceases to be a Director, but within the time period during which his or her outstanding Options are still exercisable, the Optionee's outstanding Options may be exercised by his or her legatees or distributees or the personal representative of his or her estate. Such outstanding Options may be exercised at any time (subject to the limitations of subsection (f) below) until the first of the following to occur (1) the date that is two years after the date on which the Optionee ceases to be a Director or (2) the date on which such outstanding Options expire according to their terms.

         (e) The purchase price of a share of Stock subject to a Stock Option shall be the fair market value of the Stock as determined under paragraph 6 hereof.

         (f) Options are exercisable only to the extent they are vested, and no option may be exercised during the first six months after the Option Grant Date, unless the Optionee dies or becomes disabled (as determined under Title II of the Social Security Act, 42 U.S.C. ss.ss.301 et seq.) before the expiration of the six-month period. The Stock Option shall be made by a written agreement attached hereto as Exhibit "1", which written agreement contains the vesting schedule of the Stock Option, as follows:

                  Period From
                  Option Grant                       Vested          Number of
                  Date                              Percentage     Shares Vested
                  ------------                      ----------     -------------
                  Less Than 1 Year                     25%             1,250
                  1 Year But Less Than 2 Years         50%             2,500
                  2 Years But Less Than 3 Years        75%             3,750
                  3 Or More Years                     100%             5,000

5. Exercise. Except as otherwise provided in the Plan, the Stock Option may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Stock Option being exercised, the number of shares of Stock with respect thereto, and other information pertinent to the exercise of the Stock Option. The purchase price of the shares of Stock with respect to which a Stock Option is exercised shall be paid with the written notice of exercise, either in cash or in Stock which has been held by the Director for at least six (6) months at its then current fair market value, or in any combination thereof. Funds received by the Corporation from the exercise of any Stock Option shall be used for its general corporate purposes. The number of shares of Stock subject to a Stock Option shall be reduced by the number of shares of Stock with respect to which the Director has exercised rights under the Stock Option.

         If the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director until the consummation of such transaction, or if not consummated, until the agreement therefor expires or is terminated, in which case thereafter all Stock Options shall be treated as if said agreement never had been executed. If during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted to the Director. If there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of any classes of voting capital stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Stock Options which the Director would be entitled to receive under the Plan shall be immediately granted.

6. Value. Where used in the Plan, the "fair market value" of Stock shall mean and be determined as follows: (i) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the date when the

         Stock Option is granted to the Director (the "Relevant Date") or, if no trade did occur on that day, on the next preceding day on which a trade occurred; or (ii) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the Relevant Date. In either case, in the event that no closing bid or asked quotation is available on one (1) or more of such trading days, the fair market value shall be determined by reference to the five (5) trading days immediately preceding the Relevant Date on which closing bid and asked quotations are available.

7. Continued Relationship. Nothing in the Plan or any Stock Option shall confer upon any Director or any right to continue his or her relationship with the Corporation as a director, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Director, and the relationships thereof.

8. General Restrictions. Each Stock Option shall be subject to the requirement and provision that if at any time the Board determines it necessary or desirable as a condition of or in consideration of making such Stock Option, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Stock Option, or the Stock Option itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Director with respect to disposition of any Stock (including without limitation that at the time of the Director's exercise of the Stock Option, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Stock Option shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Board and legal counsel for the Corporation. Notwithstanding anything to the contrary herein, a Director shall not sell, transfer or otherwise dispose of any shares of Stock acquired pursuant to a Stock Option unless at least six (6) months have elapsed from the date the Stock Option was granted, the election of such transaction is made at least six months following the date of the Director's most recent "opposite-way election" under any plan of the Corporation or the transaction is otherwise made in accordance with
         Section 16 of the Exchange Act, as the same my be amended, if at the time of such disposition the Director is subject to Section 16 of the Exchange Act.

9. Rights. Except as otherwise provided in the Plan, the Director shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Director. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to a Stock Option are issued to the Director pursuant to his or her exercise thereof. No Stock Option, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

10.      Adjustments.  In  the  event  that  the  shares  of Common Stock of the
         Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend, then, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

         If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

         The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         A  dissolution  or  liquidation  of the  Corporation,  or a  merger  or consolidation in which the Corporation is not the surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue to the Option or substitute its own options.

         Fractional shares resulting from any adjustment in Options pursuant to this Article 10 may be settled as a majority of the disinterested members of the Board or the Committee (as the case may be) shall determine.

         To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall been so adjusted.

11. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the involved Director has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her relationship with the Corporation or its affiliates that has damaged them, or that the Director has disclosed trade secrets of the Corporation or its affiliates, the Director shall forfeit all rights under and to all unexercised Stock Options, and all exercised Stock Options under which the Corporation has not yet delivered certificates for shares of Stock (as the case may be), and all rights to receive Stock Options shall be automatically canceled.

12. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Exchange Act, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission. To the extent any provision of this Plan fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law, subject to the provisions of paragraph 13 below. Where used in this
         Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every subsidiary of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

13. Amendment. The Plan may not be amended, suspended or terminated except as may be provided for herein, or as may be required under the provisions of the Internal Revenue Code of 1986, as amended, and
         Section 16 of the Exchange Act, and the rules regulations thereunder. If any provision of the Plan would cause a non-employee director not to be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act as then applicable to any employee benefit plan of the Corporation, such provision shall be construed or deemed amended to the extent necessary to preserve such non-employee director's status as a "disinterested person".

14. Taxes. The issuance of shares of Stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction thereover.

                                 - - - - - - -
                                      END
                                 - - - - - - -

                                                                     EXHIBIT "1"

                           MONOCACY BANCSHARES, INC.
                 1997 INDEPENDENT DIRECTORS' STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT


         A STOCK OPTION for a total of five thousand (5,000) shares of common stock, par value $5.00 per share, of Monocacy Bancshares, Inc., a Maryland business corporation (herein the "Corporation") is hereby granted to
                                             (herein the "Director"), subject in
all respects to the terms and provisions of Monocacy Bancshares, Inc. 1997 Independent Directors' Stock Option Plan (herein the "Plan"), dated April 28, 1997, which has been adopted by the Corporation's shareholders and which is incorporated herein by reference. The "Option Price" as determined under
paragraphs 4 and 6 of the Plan is $       per share.

1. This Option shall vest and become exercisable in accordance with the following schedule:

           Period From
           Option Grant                     Vested           Number of
           Date                           Percentage      Shares Vested
           ------------                   ----------      -------------
           Less Than 1 Year                   25%              1,250
           1 Year But Less Than 2 Years       50%              2,500
           2 Years But Less Than 3 Years      75%              3,750
           3 Or More Years                   100%              5,000

         Notwithstanding the foregoing, the Option shall vest and become immediately exercisable upon the occurrence of an event constituting a Change in Control if the Option has been outstanding for at least six
         (6) months after the Option Grant Date. Vesting shall cease on the date on which the Optionee ceases to serve as a Director, except as provided in the Plan and Section 4 of this Agreement.

2. Method of Exercise of Option. The Option may be exercised (in full or in part) by delivery of a written notice to the Corporation at its principal executive office, accompanied by payment of the Option Price for the Shares as to which such Option is exercised. The Option Price of each Share as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash, or (ii) by surrender of Shares owned by the Optionee exercising the Option having a fair market value on the date of exercise equal to the aggregate Option Price, or
         (iii) any combination thereof.

3. Withholding. Upon exercise of all or any part of this Option, the Optionee shall make arrangements with the Corporation for the withholding of any applicable federal, state and local income taxes. The Director may elect to satisfy such withholding obligations in any manner permitted under the Plan.

4. Expiration Date. Subject to earlier termination as provided in the Plan or this Agreement, this Option shall expire ten (10) years after the Option Grant Date. Unless the Optionee ceases to be a Director after the Optionee attains his or her mandatory retirement age (as defined in the corporation's bylaws) or on account of the Optionee's death or Disability, vesting of the Option shall cease on the date on which the Optionee ceases to be a Director and the Option shall terminate on the date which is three (3) months after the date on which the Optionee ceases to be a Director. In the event of death or disability, the Option shall terminate two (2) years after the date on which the Optionee ceases to be a Director.

5. Agreement to Terms of Plan. By signing this Agreement, the Optionee accepts the Option subject to the terms and conditions of the Plan and this Agreement. Unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Plan. As provided in the Plan, this Agreement shall be governed by, and construed in accordance with the laws of the State of Maryland.

6.       Receipt  of  Prospectus.   By  signing  this  Agreement,  the  Optionee
         acknowledged receipt of the Prospectus filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933.



Dated:       April 28, 1997
       ____________________



ATTEST:                                         MONOCACY BANCSHARES, INC.


                                             By
___________________________                     ____________________________
Brian M. Etzler, Secretary                      Frank W. Neubauer, President



         The Optionee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan.


Dated:      April 28, 1997
       ____________________


                                                ____________________________
                                                Optionee

                                                                     EXHIBIT "B"


                           MONOCACY BANCSHARES, INC.
                           1994 STOCK INCENTIVE PLAN
                                  (as amended)

1. Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of Monocacy Bancshares, Inc. (the "Corporation") and each subsidiary thereof as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of capital stock of the Corporation so as to secure, retain and motivate personnel who may be responsible for the operation and management of the affairs of the Corporation and any such subsidiary now or hereafter existing ("Subsidiary").

2. Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), so long as the Corporation's stockholders duly approve the Plan within twelve (12) months either before or after the date of the Board's adoption of the Plan. Any and all options and rights awarded under the Plan ("Awards") before it is so approved by the Corporation's stockholders shall be conditional upon and may not be exercised before timely obtainment of such approval, and shall lapse upon the failure thereof. If the Plan is so approved, it shall continue in effect until all Awards either have lapsed or been exercised, satisfied or canceled according to their terms under the Plan.

3. Stock. The shares of stock that may be issued under the Plan shall not exceed in the aggregate 110,000 shares of the Corporation's common stock, par value $5.00 per share (the "Stock"), as may be adjusted pursuant to paragraph 18 hereof. Such shares of Stock may be either authorized and unissued shares of Stock, or authorized shares of Stock issued by the Corporation and subsequently reacquired by it as treasury stock. Under no circumstances shall any fractional shares of Stock be issued or sold under the Plan or any Award. Except as may be otherwise provided in the Plan, any Stock subject to an Award that for any reason lapses or terminates prior to its exercise as to such Stock shall become and again be available under the Plan. The Corporation shall reserve and keep available, and shall duly apply for any requisite governmental authority to issue or sell the number of shares of Stock needed to satisfy the requirements of the Plan while in effect. The Corporation's failure to obtain any such governmental authority deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan shall relieve the Corporation of any duty, or liability for the failure to issue or sell such Stock as to which such authority has not been obtained.

4. Administration. The Plan shall be administered by a committee (the "Committee") consisting of two (2) or more directors from the Board serving for such terms as determined, selected and appointed by the Board. The Board shall fill all vacancies occurring in the Committee's membership, and at any time and for any reason may add additional members to the Committee or may remove members from the Committee and appoint their successors. Except as otherwise permitted under Section 16(b) of the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereto, a member of the Committee must be a director of the Corporation and during the year prior to commencing service on the Committee, and while a member of the Committee, was not granted or awarded any Awards, allocations or other options or rights of or with respect to Stock or any other equity securities of the Corporation or its affiliates pursuant to the Plan or any other plan of the Corporation or its affiliates which provides for grants or awards. A majority of the Committee's membership shall constitute a quorum for the transaction of all business of the Committee, and all decisions and actions taken by the Committee shall be determined by a majority of the members of the Committee attending a meeting at which a quorum of the Committee is present.

         The Committee shall be responsible for the management and operation of the Plan and, subject to its provisions, shall have full, absolute and final power and authority, exercisable in its sole discretion: to interpret and construe the provisions of the Plan, adopt, revise and rescind rules and regulations relating to the Plan and its administration, and decide all questions of fact arising in the application thereof; to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and Stock option purchase prices; to adopt, revise and rescind procedural rules for the transaction of the Committee's business, subject to any directives of the Board not inconsistent with the provisions or intent of the Plan or applicable provisions of law; and to make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. The Committee's determinations, decisions and actions under the Plan, including but not limited to those described above, need not be uniform or consistent, but may be different and selectively made and applied, even in similar circumstances and among similarly situated persons. Unless contrary to the provisions of the Plan, all decisions, determinations and actions made or taken by the Committee shall be final and binding upon the Corporation and all interested persons, and their heirs, personal and legal representatives, successors, assigns and beneficiaries. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5. Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock that are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, (b) "Non-Qualified Options" to purchase Stock that are not intended to qualify under Sections 421-424 of the Code, (c) Stock appreciation rights ("SARs"), or (d) "Restricted Stock". More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of any other Award, either to the same person or otherwise, or impose any obligation upon the person to whom granted to exercise the Award. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option, Non-Qualified Option, SAR, or Restricted Stock, as the case may be. Every Award made to a person (a "Recipient") shall be exercisable during his or her lifetime only by the Recipient, and shall not be salable, transferable or assignable by the Recipient except by his or her Will or pursuant to applicable laws of descent and distribution.

6. Eligibility. Persons eligible to receive Awards shall be those key officers and other management employees of the Corporation and each Subsidiary as determined by the Committee. In no case, however, shall any current member of the Committee be eligible to receive any Awards. A person's eligibility to receive Awards shall not confer upon him or her any right to receive any Awards; rather, the Committee shall have the sole authority, exercisable in its discretion consistent with the provisions of the Plan, to select when, to whom and under what facts and circumstances Awards will be made. Except as otherwise provided, a person's eligibility to receive, or actual receipt of Awards under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or its affiliates.

7. Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

         (b)      The  time  period  during  which  any   Qualified   Option  is
                  exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

         (c) If the Recipient of a Qualified Option ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term for a period of not more than three (3) months after such cessation of employment to the extent that the Option was then and remains exercisable, unless such employment cessation was due to the Recipient's disability as defined in Section
                  22(e)(3) of the Code, in which case such three (3) month period shall be twelve (12) months; if the Recipient dies while employed by the Corporation or a Subsidiary, the Committee may permit the Recipient's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, thereafter to exercise such Option during its remaining term for a period of not more than twelve (12) months after the Recipient's death to the extent that the

                  Option was then and remains exercisable; the Committee may impose terms and conditions upon and for said exercise of such Qualified Option after such cessation of the Recipient's employment or his or her death;

         (d) The purchase price of a share of Stock subject to any Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof, or less than the Stock's par value.

8. Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

         (a) The time period during which any Non-Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such Option is awarded;

         (b) If a Recipient of a Non-Qualified Option, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such Option during its remaining term, to the extent that the Option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

         (c) The purchase price of a share of Stock subject to any Non-Qualified Option, as determined by the Committee, shall not be less than the Stock's fair market value at the time such Option is awarded, as determined under paragraph 13 hereof.

9. Stock Appreciation Rights. In addition to other applicable provisions of the Plan, all SARs and Awards thereof shall be under and subject to the following terms and conditions:

         (a) SARs may be granted either alone, or in connection with another previously or contemporaneously granted Award (other than another SAR) so as to operate in tandem therewith by having the exercise of one affect the right to exercise the other, as and when the Committee may determine; however, no SAR shall be awarded in connection with a Qualified Option more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's stockholders, whichever date is earlier;

         (b) Each SAR shall entitle its Recipient to receive upon exercise of the SAR all or a portion of the excess of (i) the fair market value at the time of such exercise of a specified number of shares of Stock as determined by the Committee, over
                  (ii) a specified price as determined by the Committee of such number of shares of Stock that, on a per share basis, is not less than the Stock's fair market value at the time the SAR is awarded;

         (c) Upon exercise of any SAR, the Recipient shall be paid either in cash or in Stock, or in any combination thereof, as the Committee shall determine; if such payment is to be made in Stock, the number of shares thereof to be issued pursuant to the exercise shall be determined by dividing the amount payable upon exercise by the Stock's fair market value at the time of exercise;

         (d) The time period during which any SAR is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date such SAR is awarded; however, no SAR connected with another Award shall be exercisable beyond the last date that such other connected Award may be exercised;

         (e) If a Recipient of a SAR, before its lapse or full exercise, ceases to be eligible under the Plan, the Committee may permit the Recipient thereafter to exercise such SAR during its remaining term, to the extent that the SAR was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee;

         (f) No SAR shall be awarded in connection with any Qualified Option unless the SAR (i) lapses no later than the expiration date of such connected Option, (ii) is for not more than the difference between the Stock purchase price under such connected Option and the Stock's fair market value at the time the SAR is exercised, (iii) is transferable only when and as such connected Option is transferable and under the same conditions, (iv) may be exercised only when such connected Option may be exercised, and (v) may be exercised only when the Stock's fair market value exceeds the Stock purchase price under such connected Option.

10. Restricted Stock. In addition to other applicable provisions of the Plan, all Restricted Stock and Awards thereof shall be under and subject to the following terms and conditions:

         (a) Restricted Stock shall consist of shares of Stock that may be acquired by and issued to a Recipient at such time, for such or no purchase price, and under and subject to such transfer, forfeiture and other restrictions, conditions or terms as shall be determined by the Committee, including but not limited to prohibitions against transfer, substantial risks of forfeiture within the meaning of Section 83 of the Code, and attainment of performance or other goals, objectives or standards, all for or applicable to such time periods as determined by the Committee;

         (b) Except as otherwise provided in the Plan or the Restricted Stock Award, a Recipient of shares of Restricted Stock shall have all the rights as does a holder of Stock, including without limitation the right to vote such shares and receive dividends with respect thereto; however, during the time period of any restrictions, conditions or terms applicable to such Restricted Stock, the shares thereof and the right to vote the same and receive dividends thereon shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, encumbered or otherwise disposed of except as permitted by the Plan or the Restricted Stock Award;

         (c) Each certificate issued for shares of Restricted Stock shall be deposited with the Secretary of the Corporation, or the office thereof, and shall bear a legend in substantially the following form and content:

                  This Certificate and the shares of Stock hereby represented are subject to the provisions of the Corporation's Stock Incentive Plan and a certain agreement entered into between the owner and the Corporation pursuant to said Plan. The release of this Certificate and the shares of Stock hereby represented from such provisions shall occur only as provided by said Plan and agreement, a copy of which are on file in the office of the Secretary of the Corporation.

                  Upon the lapse or satisfaction of the restrictions, conditions and terms applicable to such Restricted Stock, a certificate for the shares of Stock free thereof without such legend shall be issued to the Recipient;

         (d) If a Recipient's employment with the Corporation or a Subsidiary ceases for any reason prior to the lapse of the restrictions, conditions or terms applicable to his or her Restricted Stock, all of the Recipient's Restricted Stock still subject to unexpired restrictions, conditions or terms shall be forfeited absolutely by the Recipient to the Corporation without payment or delivery of any consideration or other thing of value by the Corporation or its affiliates, and thereupon and thereafter neither the Recipient nor his or her heirs, personal or legal representatives, successors, assigns, beneficiaries, or any claimants under the Recipient's Last Will or laws of descent and distribution, shall have any rights or claims to or interests in the forfeited Restricted Stock or any certificates representing shares thereof, or claims against the Corporation or its affiliates with respect thereto.

11. Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Corporation, or his or her designee, identifying the Award being exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in Stock at its then current fair market value, or in any combination thereof, as the Committee shall determine; provided, that if the Stock tendered as payment for a Qualified Option was acquired through the exercise of a Qualified Option, the Recipient must have held such Stock for a period not less than the holding period described in Code Section 422(a)(1). Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

         The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised rights under the Award. If a SAR is awarded in connection with another Award, the number of shares of Stock that may be acquired by the Recipient under the other connected Award shall be reduced by the number of shares of Stock with respect to which the Recipient has exercised his or her SAR, and the number of shares of Stock subject to the Recipient's SAR shall be reduced by the number of shares of Stock acquired by the Recipient pursuant to the other connected Award.

         The Committee may permit an acceleration of previously established exercise terms of any Awards or the lapse of restrictions thereon as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition: (a) if the Corporation or its stockholders execute an agreement to dispose of all or substantially all of the Corporation's assets or capital stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's stockholders as of immediately before such transaction will not own at least fifty percent (50%) of the total combined voting power of all classes of voting capital stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of such transaction, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms unless the transaction is not consummated and the agreement expires or is terminated, in which case thereafter all Awards shall be treated as if said agreement never had been executed;
         (b) if there is an actual, attempted or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting capital stock of the Corporation, as determined by the Committee in its sole discretion, through the acquisition of, or an offer to acquire such percentage of the Corporation's voting capital stock by any person or entity, or persons or entities acting in concert or as a group, and such acquisition or offer has not been duly approved by the Board, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total number of shares of Stock still subject thereto for the remainder of their respective terms; or (c) if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board, cease for any reason to constitute at least a majority of the Board, unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, thereupon any and all Awards immediately shall become and remain exercisable with respect to the total amount of shares of Stock still subject thereto for the remainder of their respective terms. If an event described in (a), (b) or (c) occurs, the Committee shall immediately notify the Recipients in writing of the occurrence of such event and their rights under this paragraph 11.

12. Withholding. Whenever the Corporation is about to issue or transfer Stock pursuant to any Award, the Corporation may require the Recipient to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for such shares of Stock. Whenever payments are to be made in cash to any Recipient pursuant to his or her exercise of an Award, such payments shall be made net after deduction of all amounts sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements.

13. Value. Where used in the Plan, the "fair market value" of Stock or Options or rights with respect thereto, including Awards, shall mean and be determined by: (a) in the event that the Stock is listed on an established exchange, the closing price of the Stock on the relevant date or, if no trade occurred on that day, on the next preceding day on which a trade occurred, (b) in the event that the Stock is not listed on an established exchange, but is then quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the average of the average of the closing bid and asked quotations of the Stock for the five (5) trading days immediately preceding the relevant date, or (c) in the event that the Stock is not then listed on an established exchange or quoted on NASDAQ, the average of the average of the closing bid and asked quotations of the Stock for five (5) trading days immediately preceding the relevant date as reported by such brokerage firms which are then making a market in the Stock. In the event that the Stock is not listed on an established exchange and no closing bid and asked quotations are available, fair market value shall be determined in good faith by the Committee. In the case of (b) or (c) above, in the event that no closing bid or asked quotation is available on one or more of such trading days, fair market value shall be determined by reference to the five (5) trading days immediately preceding the relevant date on which closing bid and asked quotations are available.

14. Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time; provided, however, that: (a) no amendment may be adopted that permits an Award to be granted to any member of the Committee; (b) with respect to qualified options, except as specified in paragraph 18 hereof, no amendment may be adopted that will increase the number of shares reserved for Awards under the Plan, change the option price, or change the provisions required for compliance with Section 422 of the Code and regulations issued thereunder; and (c) notwithstanding anything to the contrary herein, no amendment may be adopted to increase the number of securities that may be issued under the Plan, except as specified in paragraph 18 hereof, materially increase the benefits accruing to recipients or materially modify the requirements for eligibility to participate in the Plan, without the approval of the shareholders of the Corporation, to the extent that shareholder approval is required under Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder, as from time to time in effect. The amendment or termination of this Plan shall not, without the consent of the Recipients, alter or impair any rights or obligations under any Award previously granted hereunder.

         In addition and subject to the foregoing, the Committee may prescribe other or additional terms, conditions and provisions with respect to the grant or exercise of any or all Awards as the Committee may determine necessary or appropriate for such Awards and the Stock subject thereto to qualify under and comply with all applicable laws, rules and regulations, and changes therein, including but not limited to the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, and Rule 16b-3 promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option, and any SAR awarded in connection therewith, shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify such Option, or connected Option and SAR, as an incentive stock option under Section 422 of the Code, including but not limited to the following provisions:

                  (i) the aggregate fair market value, at the time such Option is awarded, of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the Recipient during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

                  (ii) No Qualified Option, or any SAR in connection therewith, shall be awarded to any person if at the time of such Award, such person owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation or its affiliates, unless at the time such Option or SAR is awarded the Stock purchase price under such Option is at least one hundred and ten percent (110%) of the fair market value of the Stock subject to such Option and the Option (and any SAR connected therewith) by its terms is not exercisable after the expiration of five (5) years from the date it is awarded.

         From time to time, the Committee may rescind, revise and add to any of such terms, conditions and provisions as may be necessary or appropriate to have any Awards be or remain qualified and in compliance with all applicable laws, rules and regulations, and may delete, omit or waive any of such terms, conditions or provisions that are no longer required by reason of changes in applicable laws, rules or regulations.

15. Continued Employment. Nothing in the Plan or any Award shall confer upon any Recipient or other persons any right to continue in the employment of, or maintain any particular relationship with the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate such Recipient or other persons, and the employment and other relationships thereof. However, the Committee may require as a condition of making and/or exercising any Award that its Recipient agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period following the date the Award is made and/or exercised as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

16. General Restrictions. Each Award shall be subject to the requirement and provision that if at any time the Committee determines it necessary or desirable as a condition of or in consideration of making such Award, or the purchase or issuance or Stock thereunder, (a) the listing, registration or qualification of the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) the approval of any governmental authority, or (c) an agreement by the Recipient with respect to disposition of any Stock (including without limitation that at the time of the Recipient's exercise of the Award, any Stock thereby acquired is being and will be acquired solely for investment purposes and without any intention to sell or distribute such Stock), then such Award shall not be consummated in whole or in part unless such listing, registration, qualification, approval or agreement shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

17. Rights. Except as otherwise provided in the Plan, the Recipient of any Award shall have no rights as a holder of the Stock subject thereto unless and until one or more certificates for the shares of such Stock are issued and delivered to the Recipient. No adjustments shall be made for dividends, either ordinary or extraordinary, or any other distributions with respect to Stock, whether made in cash, securities or other property, or any rights with respect thereto, for which the record date is prior to the date that any certificates for Stock subject to an Award are issued to the Recipient pursuant to his or her exercise thereof. No Award, or the grant thereof, shall limit or affect the right or power of the Corporation or its affiliates to adjust, reclassify, recapitalize, reorganize or otherwise change its or their capital or business structure, or to merge, consolidate, dissolve, liquidate or sell any or all of its or their business, property or assets.

18. Adjustments. In the event of any change in the number of issued and outstanding shares of Stock which results from a stock split, reverse stock split, payment of a stock dividend or any other change in the capital structure of the Corporation, the Committee shall proportionately adjust the maximum number of shares subject to each outstanding Award, and (where appropriate) the purchase price per share thereof (but not the total purchase price under the Award), so that upon exercise or realization of such Award, the Recipient shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding Award and immediately before the effective date of such change in the number of issued and outstanding shares of Stock. Such adjustments shall not, however, result in the issuance of fractional shares. Any adjustments under this paragraph 18 shall be made by the Committee, subject to approval by the Board. No adjustments shall be made that would cause a Qualified Option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  In the event the Corporation is a party to any merger, consolidation or other reorganization, any and all outstanding Awards shall apply and relate to the securities to which a holder of Stock is entitled after such merger, consolidation or other reorganization. Upon any liquidation or dissolution of the Corporation, any and all
         outstanding   Awards  shall   terminate  upon   consummation   of  such
         liquidation or dissolution, but prior to such consummation shall be exercisable to the extent that the same otherwise are exercisable under the Plan.

19. Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds after full consideration of the facts presented on behalf of the Corporation and the involved Recipient, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or any Subsidiary that has damaged it, or that the Recipient has disclosed trade secrets of the Corporation or its affiliates, the Recipient shall forfeit all rights under and to all unexercised Awards, and all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may
         be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the Recipient's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the Recipient's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of said Option as an incentive stock option under Sections 421 and 422 of the Code.

20. Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each present and future member of the Committee and/or of the Board, who shall be entitled without further action on his or her part to indemnity from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by such member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, in which such member may be or have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be such a member. The provisions, protection and benefits of this paragraph shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board, and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) as may not be allowed by applicable law, (b) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (c) to the extent there is entitlement to indemnification from the Corporation, other than under this paragraph, on account of the same matter or proceeding for which indemnification hereunder is claimed.

21. Miscellaneous. Any reference contained in this Plan to a particular section or provision of law, rule or regulation, including but not limited to the Internal Revenue Code of 1986 and the Securities Exchange Act of 1934, both as amended, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be, of similar import. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee. Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and, the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation. The captions of the numbered paragraphs contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.

                            - - - - - - - - - - - -
                                      END
                            - - - - - - - - - - - -

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto
duly authorized in the City of Taneytown, State of Maryland on           , 1994.

                                              MONOCACY BANCSHARES, INC.

                                          By:
                                              _________________________________
                                              Frank W. Neubauer, President and
                                              Chief Executive Officer



                               POWER OF ATTORNEY

                  KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Neubauer and Michael
K. Walsch, and each of them, his true and law attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                                                Capacity                          Date

-------------------------        President and Chief Executive                        , 1994
Frank W. Neubauer                Officer and Director (Principal
                                 Executive Officer)

-------------------------        Senior Vice President                                , 1994
Michael K. Walsch                and Treasurer (Principal
                                 Financial and Accounting
                                 Officer)

-------------------------        Chairman of the Board                                , 1994
Donald R. Hull                   and Director


-------------------------        Vice Chairman of the Board                           , 1994
Eric E. Glass                    and Director


-------------------------        Director                                             , 1994
David M. Abramson



                                      B-9



-------------------------        Director                                             , 1994
E. Wayne Baumgardner


-------------------------        Director                                             , 1994
George B. Crouse


-------------------------        Director                                             , 1994
Harry B. Dougherty, Sr.


-------------------------        Director                                             , 1994
Glenn E. Eaves


-------------------------        Director                                             , 1994
George A. Fream


-------------------------        Director                                             , 1994
Jacob M. Yingling



                                      B-10


